EXHIBIT (a)(27)


                             WHY ARE CSX AND CONRAIL
                          SO COMMITTED TO THEIR MERGER?

            Because It Will Create The Most Efficient And Competitive
                Transportation And Logistics Company In The Nation

                      . . .AND THIS MEANS MORE FOR EVERYONE


              MORE FOR CUSTOMERS
              ------------------
                More Comprehensive Single-Line Service
                More Rail Competition
                More Customers And Ports Served
                More Truck Competitive Corridors

              MORE FOR EMPLOYEES
              ------------------
                Common Management Vision
                Highly Compatible Cultures
                Greater Opportunities To Participate In Future Growth

              MORE FOR THE COMMUNITIES WE SERVE
              ---------------------------------
                More Capital Investment
                Improved Safety By Greater Separation Of Freight And
                  Passenger Operations
                Environmental And Safety Benefits From Reduced Truck
                  Traffic

              MORE FOR SHAREHOLDERS
              ---------------------
                More Opportunities For Growth
                  -More Access To Low-Sulfur Coal  -More Utilities Served
                  -More Automotive Plants Served   -More Auto Terminals
                  -More Steel Mills And Distribution Centers Served
                More Operating Synergies From Companies With A Track
                  Record Of Achievement
                Stronger Balance Sheet To Further Enhance Shareholder
                  Value


                            THAT'S WHY CSX AND CONRAIL
                        ARE FULLY COMMITTED TO THEIR MERGER


              [CSX CORPORATION LOGO]        [CONRAIL LOGO]

         January 29, 1997